UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2009

INGERSOLL-RAND COMPANY LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-16831	75-2993910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(Address of principal executive offices, including zip code)

(441) 295-2838

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual general meeting of Ingersoll-Rand Company Limited (“the Company”) on June 3, 2009, shareholders approved the Company’s Amended and Restated Incentive Stock Plan of 2007 (the “Plan”). The Plan amends the existing plan (i) to increase the number of the Company’s Class A common shares reserved for issuance under the Plan by 13,000,000 shares, (ii) to provide that net settlement shares retained by the Company in order to satisfy the tax withholding obligations of a plan participant with respect to awards other than stock options or stock appreciation rights shall not be counted against the limit set forth in Section 3 of the Plan and (iii) to provide that for all awards issued on or after June 3, 2009, each share issued in connection with awards other than stock options or stock appreciation rights shall count as the issuance of 2.05 shares for purposes of the share limit set forth in Section 3 of the Plan. The principal provisions of the Plan are described in the Company’s Definitive Proxy Statement for the 2009 annual general meeting of shareholders (the “Proxy Statement”).

A copy of the Plan is attached hereto as Exhibit 10.1. The description of the Plan contained herein is qualified in its entirety by reference to the full text of the Plan. In addition, a fuller description of the Plan is contained in the Proxy Statement and is incorporated herein by reference.

A copy of the press release announcing the matters described above is attached hereto as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Item 8.01. Other Events.

On June 3, 2009, the Company issued a press release announcing the results of its annual general meeting and the special court-ordered meeting of its Class A common shareholders. A copy of the press release announcing the matters described above is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Ingersoll-Rand Company Limited Amended and Restated Incentive Stock Plan of 2007

99.1	Press release, dated June 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED

DATE: June 3, 2009	By:	/s/ Patricia Nachtigal
Patricia Nachtigal Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Ingersoll-Rand Company Limited Amended and Restated Incentive Stock Plan of 2007

99.1	Press release, dated June 3, 2009

4